EXHIBIT 10.2

Execution Version

AI TRANSPORTATION CORP

No. 1092, Building 1, Yard 10, XiXiaoying South Ring Road

SuJiatuo Town, HaiDian District

Beijing China 100084

June 28, 2024

AI Transportation Acquisition Corp

10 East 53rd Street, Suite 3001

New York, NY 10022

American Metals LLC

12115 Visionary Way #174

Fishers, IN 46037

American Resources Corporation

12115 Visionary Way #174

Fishers, IN 46037

Re:	Sponsor Support Agreement

Ladies and Gentlemen:

This Sponsor Support Agreement (the “Sponsor Agreement”) is being delivered to you in accordance with that Business Combination Agreement, dated as of the date hereof, by and among (i) AI Transportation Acquisition Corp., a Cayman Islands exempted company (together with its successors, “SPAC”), (ii) Electrified Materials Corporation, a Delaware corporation (“Pubco”), (iii) AITR Merger Sub 1 Corp, Delaware corporation and a wholly-owned subsidiary of Pubco, (iv) AITR Merger Sub 2 Corp., Delaware corporation and a wholly-owned subsidiary of Pubco and (v) American Metals LLC, an Indiana limited liability company (the “Company” and together with SPAC, Pubco, AITR Merger 1 and AITR Merger 2, the “Parties”) (the “Business Combination Agreement”), and the transactions contemplated therein (the “Business Combination”), pursuant to which (a) SPAC will merge with and into Merger Sub 1, with SPAC continuing as the surviving entity, as a result of which SPAC will become a wholly-owned subsidiary of Pubco (“Merger 1”); (b) the Company will merge with and into Merger Sub 2, with the Company continuing as the surviving entity as a result of which the Company will become a wholly-owned subsidiary of Pubco (“Merger 2”); (c) as a result of Merger 2, all of the issued and outstanding securities of the Company will be converted into shares of common stock of Pubco; and (d) Pubco will contribute the securities of the Company to SPAC in exchange for shares of Pubco (the transactions described in subclauses (a) through (d), the “Business Combination”).

On or before, but immediately preceding the effectiveness of the Merger 1, SPAC will transfer by way of continuation from the Cayman Islands to Delaware and be domesticated as a Delaware corporation in accordance with Section 388 of the General Corporation Law of the State of Delaware (the “DGCL”) and Part XII of the Cayman Islands Companies Act (2020 Revision).

Certain capitalized terms used herein are defined in paragraph 6 hereof. Capitalized terms used but not otherwise defined herein shall have the respective meanings ascribed to such terms in the Business Combination Agreement.

AI TRANSPORTATION CORP, a British Virgin Islands company (the “Sponsor”), currently is the record owner of [1,500,000] SPAC Founders Shares and each of Yun Wu, Wong Ping Kuen, Ka Cheong Leung and Dick Wai Mak (the “Directors”) is the record owner of 12,000 SPAC Founders Shares (collectively, the “SPAC Founder Shares”) and the Sponsor is the record owner of 277,750 ordinary shares underlying the 277,750 private placement units purchased by the Sponsor concurrent with the IPO (the “Private Placement Shares”).

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In order to induce the Company and SPAC to enter into the Business Combination Agreement and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1)	The Sponsor and the Directors each agree that it shall:

a)

vote any SPAC Founder Shares or Private Placement Shares owned by it (all such ordinary shares, the “Covered Shares”) in favor of the Business Combination and each other proposal related to the Business Combination included on the agenda for the SPAC Shareholders’ Meeting, except that, to the extent restricted by the rules, regulations and guidance of the Securities and Exchange Commission, it shall not vote any SPAC ordinary shares that it purchases after SPAC publicly announces its intention to engage in the Business Combination for or against any of the aforementioned proposals;

b)	when the SPAC Shareholders’ Meeting is held, appear at such meeting or otherwise cause the Covered Shares to be counted as present thereat for the purpose of establishing a quorum;

c)

vote (or execute and return an action by written resolution), or cause to be voted at such meeting, or validly execute and return and cause such written resolution to be granted with respect to, all of such Covered Shares against (i) any Alternative Transaction and (ii) any other action that would reasonably be expected to (A) impede, interfere with, delay, postpone or adversely affect the Business Combination or any of the other transactions contemplated by the Business Combination Agreement or result in a breach of any covenant, representation or warranty or other obligation or agreement of SPAC under the Business Combination Agreement or result in any of the conditions set forth in Article IX of the Business Combination Agreement not being fulfilled, (B) result in a breach of any covenant, representation or warranty or other obligation or agreement of it contained in this Sponsor Support Agreement or (C) change in any manner the dividend policy or capitalization of, including the voting rights of, any class of equity of SPAC (other than as contemplated by the Business Combination Agreement);

d)

vote (or execute and return an action by written resolution), or cause to be voted at such meeting, or validly execute and return and cause such written resolution to be granted with respect to, all of such Covered Shares against any change in business, management or the SPAC Board (other than in connection with the Business Combination and the other proposals related to the Business Combination); and

e)	not redeem any Covered Shares or any subsequently acquired SPAC ordinary shares owned by it in connection with such shareholder approval.

Prior to any valid termination of the Business Combination Agreement, the Sponsor and each Director shall take, or cause to be taken, all actions and to do, or cause to be done, all things reasonably necessary under applicable Laws to consummate the transactions contemplated by this Sponsor Agreement.

The obligations of the Sponsor and each Director specified in this paragraph 1 shall apply whether or not the Business Combination or any action described above is recommended by the SPAC Board.

2)

The Sponsor and each Director agree that it shall not Transfer any CoveredShares until the earlier of (i) one year after the Closing or (ii) subsequent to the Closing, (x) the first date on which the last sale price of the Pubco Common Stock equals or exceeds US $12.00 per share (as adjusted for share splits, share dividends, reorganizations, recapitalizations and the like) for any 20 trading days within any 30-day trading period commencing at least 150 days after the Closing or (y) the date on which Pubco completes a liquidation, merger, share exchange or other similar transaction that results in all of Pubco’s shareholders having the right to exchange their Pubco Common Stock for cash, securities or other property (the “Covered Shares Lock-up Period”).

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3)

As used herein, (i) “Beneficially Own” has the meaning ascribed to it in Section 13(d) of the Exchange Act; and (ii) “Transfer” shall mean the (a) sale of, offer to sell, contract or agreement to sell, hypothecate, pledge, grant of any option to purchase or otherwise dispose of or agreement to dispose of, directly or indirectly, or establishment or increase of a put equivalent position or liquidation with respect to or decrease of a call equivalent position within the meaning of the Exchange Act, and the rules and regulations promulgated thereunder with respect to, any security, (b) entry into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of any security, whether any such transaction is to be settled by delivery of such securities, in cash or otherwise, or (c) public announcement of any intention to effect any transaction specified in clause (a) or (b).

4)

This Sponsor Agreement, the Business Combination Agreement and the other agreements referenced herein and therein constitute the entire agreement and understanding of the parties hereto in respect of the subject matter hereof and supersede all prior understandings, agreements, or representations by or among the parties hereto, written or oral, to the extent they relate in any way to the subject matter hereof or the transactions contemplated hereby. This Sponsor Agreement may not be changed, amended, modified, or waived (other than to correct a typographical error) as to any particular provision, except by a written instrument executed by all parties hereto.

5)

Subject to, and conditioned upon, the occurrence of the Closing, to the fullest extent permitted by Law and the SPAC Organizational Documents, the Sponsor hereby irrevocably and unconditionally waives and agrees not to assert or perfect any rights to adjustment or other anti-dilution protection with respect to the rate that the Covered Shares held by it convert into SPAC Common Stock pursuant to the Business Combination Agreement and the SPAC Organizational Documents or any other adjustment or anti-dilution protections that arise in connection with the issuance of Pubco Common Stock and the other transactions contemplated by the Business Combination Agreement.

6)

No party hereto may, except as set forth herein, assign either this Sponsor Agreement or any of its rights, interests, or obligations hereunder, other than in conjunction with Transfers permitted by paragraph 4, without the prior written consent of the other parties. Any purported assignment in violation of this paragraph shall be void and ineffectual and shall not operate to transfer or assign any interest or title to the purported assignee. This Sponsor Agreement shall be binding on the Sponsor, SPAC, Pubco, the Directors and the Company and their respective successors, heirs, personal representatives and assigns and permitted transferees.

7)

Nothing in this Sponsor Agreement shall be construed to confer upon, or give to, any person or corporation other than the parties hereto any right, remedy or claim under or by reason of this Sponsor Agreement or of any covenant, condition, stipulation, promise or agreement hereof. All covenants, conditions, stipulations, promises, and agreements contained in this Sponsor Agreement shall be for the sole and exclusive benefit of the parties hereto and their respective successors, heirs, personal representatives and assigns and permitted transferees.

8)

This Sponsor Agreement may be executed in any number of original, electronic or facsimile counterparts and each of such counterparts shall for all purposes be deemed to be an original, and all such counterparts shall together constitute but one and the same instrument.

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9)

This Sponsor Agreement shall be deemed severable, and the invalidity or unenforceability of any term or provision hereof shall not affect the validity or enforceability of this Sponsor Agreement or of any other term or provision hereof. Furthermore, in lieu of any such invalid or unenforceable term or provision, the parties hereto intend that there shall be added as a part of this Sponsor Agreement a provision as similar in terms to such invalid or unenforceable provision as may be possible and be valid and enforceable.

10)

This Sponsor Agreement, and all Actions based upon, arising out of, or related to this Sponsor Agreement or the transactions contemplated hereby, shall be governed by, and construed, and enforced in accordance with the Laws of the State of New York without regard to the conflict of laws principles thereof. Subject to Section 11, all Actions arising out of or relating to this Agreement shall be heard and determined exclusively in any state or federal court located in New York, New York (or in any appellate court thereof) (the “Specified Courts”). Subject to Section 11, each Party hereto hereby (a) submits to the exclusive jurisdiction of any Specified Court for the purpose of any Action arising out of or relating to this Agreement brought by any Party hereto and (b) irrevocably waives, and agrees not to assert by way of motion, defense or otherwise, in any such Action, any claim that it is not subject personally to the jurisdiction of the above-named courts, that its property is exempt or immune from attachment or execution, that the Action is brought in an inconvenient forum, that the venue of the Action is improper, or that this Agreement or the transactions contemplated hereby may not be enforced in or by any Specified Court. Each Party agrees that a final judgment in any Action shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by Law. Each Party irrevocably consents to the service of the summons and complaint and any other process in any other Action relating to the transactions contemplated by this Agreement, on behalf of itself, or its property, by personal delivery of copies of such process to such Party at the applicable address set forth above in the addressee’s section. Nothing in this Section 10 shall affect the right of any Party to serve legal process in any other manner permitted by Law.

11)

WAIVER OF JURY TRIAL. EACH OF THE PARTIES HERETO HEREBY WAIVES TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY WITH RESPECT TO ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY. EACH OF THE PARTIES HERETO (i) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THAT FOREGOING WAIVER AND (ii) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT AND THE TRANSACTIONS CONTEMPLATED HEREBY, AS APPLICABLE, BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 11.

12)

All notices, consents, waivers and other communications hereunder shall be in writing and shall be deemed to have been duly given when delivered (i) in person, (ii) by any electronic means, with affirmative confirmation of receipt, (iii) one Business Day after being sent, if sent by reputable, nationally recognized overnight courier service or (iv) three (3) Business Days after being mailed, if sent by registered or certified mail, pre-paid and return receipt requested, in each case to the applicable Party at the addresses set forth above in the addressee section of this Sponsor Agreement (or at such other address for a Party as shall be specified by in a notice given in accordance with this Section 12).

13)

This Sponsor Agreement shall terminate upon the earlier of (a) the expiration of the Founder Shares Lock-up Period and (b) the termination of the Business Combination Agreement in accordance with its terms prior to the Closing; provided, that the obligations of the Sponsor set forth in paragraph 1 shall terminate immediately following the Closing or upon the earlier termination of the Business Combination Agreement in accordance with its terms prior to the Closing.

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14)

Each of the Sponsor and the Directors hereby represents and warrants to SPAC and the Company as follows: (i) if it is an entity, it is duly organized, validly existing and in good standing under the Laws of the jurisdiction in which it is organized, (ii) it has all necessary power and authority to execute, deliver and perform this Sponsor Agreement and consummate the transactions contemplated hereby; (iii) this Sponsor Agreement has been duly executed and delivered by such party and, assuming due authorization, execution and delivery by the other parties to this Sponsor Agreement, this Sponsor Agreement constitutes a legally valid and binding obligation of such party, enforceable against such party in accordance with the terms hereof (except as enforceability may be limited by bankruptcy Laws, other similar Laws affecting creditors’ rights and general principles of equity affecting the availability of specific performance and other equitable remedies); (iv) the execution and delivery of this Sponsor Agreement by such party does not, and the performance by such party of its obligations hereunder will not, (A) conflict with or result in a violation of the organizational documents of such party or (B) require any consent or approval that has not been given or other action that has not been taken by any third party (including under any Contract binding upon such party or such party’s Covered Shares), in each case, to the extent such consent, approval or other action would prevent, enjoin or materially delay the performance by such party its obligations under this Sponsor Agreement; (v) there are no Actions pending against such party or, to the knowledge of such party, threatened against such party, before (or, in the case of threatened Actions, that would be before) any arbitrator or any Governmental Authority, which in any manner challenges or seeks to prevent, enjoin or materially delay the performance by such party of its obligations under this Sponsor Agreement; (vi) except for fees described on Section 4.16 of the SPAC Disclosure Schedules, no financial advisor, investment banker, broker, finder or other similar intermediary is entitled to any fee or commission from such party or its controlled affiliates in connection with the Business Combination Agreement or the transactions contemplated thereby based upon any arrangement or agreement made by such party or its controlled affiliates for which SPAC or any of its controlled affiliates or, following the Closing, the Company, Pubco or any of their controlled affiliates, would have any obligations or liabilities of any kind or nature; (vii) such party has had the opportunity to read the Business Combination Agreement and this Sponsor Agreement and has had the opportunity to consult with its tax and legal advisors; (viii) such party has not entered into, and shall not enter into, any agreement that would restrict, limit or interfere with the performance of such party’s obligations hereunder; (ix) such party has good title to its Covered Shares, and there exist no Liens or any other limitation or restriction (including, without limitation, any restriction on the right to vote, sell or otherwise dispose of such Covered Shares) affecting its Covered Shares, other than pursuant to (1) this Sponsor Agreement, (2) the SPAC Organizational Documents, (3) the Business Combination Agreement, (4) any applicable securities Laws; and (ix) the Covered Shares identified in the paragraph 2 of this Sponsor Agreement, are the only equity securities of SPAC that such party Beneficially Owns as of the date hereof.

15)

Each of the Sponsor Entities and Directors hereby agrees and acknowledges that: (i) SPAC and, prior to any valid termination of the Business Combination Agreement, the Company would be irreparably injured in the event of a breach by such party of its obligations hereunder, (ii) monetary damages may not be an adequate remedy for such breach and (iii) the non-breaching party shall be entitled to seek injunctive relief, in addition to any other remedy that such party may have in Law or in equity, in the event of such breach.

16)

If, and as often as, (a) there is any share split, share dividend, combination or reclassification that results in the Sponsor Entities or Directors acquiring new SPAC Founder Shares, SPAC Ordinary Shares, or other equity securities of SPAC, (b) the Sponsor Entities purchase or otherwise acquire Beneficial Ownership of any SPAC Founder Shares, SPAC Ordinary Shares or other equity securities of SPAC after the date of this Sponsor Agreement, or (c) the Sponsor Entities acquire the right to vote or share in the voting of any SPAC Founder Shares, SPAC Ordinary Shares or other equity securities of SPAC after the date of this Sponsor Agreement, then, in each case, such SPAC Founder Shares, SPAC Ordinary Shares, and other equity securities of SPAC, as applicable, acquired or purchased by the Sponsor Entities shall be subject to the terms of this Sponsor Agreement; provided, however, that the terms of paragraphs 1 and 2 shall only apply to SPAC Founder Shares.

17)

Each of the parties hereto agrees to execute and deliver hereafter any further document, agreement or instrument of assignment, transfer or conveyance as may be necessary or desirable to effectuate the purposes hereof and as may be reasonably requested in writing by another party hereto.

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Sincerely,

AI TRANSPORTATION CORP

By:	/s/ Yongjin Chen
Name:	Yongjin Chen
Title:	Chief Executive Officer

Acknowledged and Agreed:

AI Transportation Acquisition Corp

By:	/s/ Yongjin Chen
Name:	Yongjin Chen
Title:	Chief Executive Officer

Acknowledged and Agreed:

American Metals LLC

By:	/s/ Kirk P. Taylor
Name:	Kirk P. Taylor
Title:	Chief Financial Officer

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SIGNATURE PAGE TO

SPONSOR SUPPORT AGREEMENT

DIRECTORS

Yun Wu
Yun Wu

/s/ Wong Ping Kuen
Wong Ping Kuen

/s/ Ka Cheong Leung
Ka Cheong Leung

/s/ Dick Wai Ma
Dick Wai Ma

Signature Page to

Sponsor Support Agreement

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